EXHIBIT NO. 23(J)(1)

                               CONSENT OF COUNSEL

      We hereby consent to: (i) the use of our name and the references to our firm in the Prospectus and Statement of Additional Information that are a part of Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, of the New Century Portfolios, and (ii) the use and incorporation by reference in said Post-Effective Amendment No. 28 of our firm's opinion and consent of counsel which was filed as Exhibit EX-99.i. to Post-Effective Amendment No. 19 to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, of the New Century Portfolios.

                                        GREENBERG TRAURIG, LLP

                                        By: /s/ Steven M. Felsenstein
                                            ------------------------------------
                                            Steven M. Felsenstein, a Shareholder

Philadelphia, Pennsylvania
February 27, 2009